CHANGE OF CONTROL AGREEMENT

    This is an Agreement (the "Agreement") made by and between Wayne Bancorp, Inc. ("Company") and Jimmy D. Vaughn
    ("Executive").
    RECITALS

    Company is a bank holding company whose principal subsidiary is engaged in the business of banking and businesses incidental thereto.

    Executive possesses unique skills, knowledge and experience relating to the business of the Company.

    Company desires to recognize the past and future services of Executive, and, in that connection, Executive desires to be assured that, in the event of a change in the control of Company, Executive will be provided with an adequate severance payment for termination without cause or as compensation for Executive's Severance because of a material change in his duties and functions.

    Company desires to be assured of the objectivity of Executive in evaluating a potential change of control and advising whether or not a potential change of control is in the best interest of Company and its shareholders.

    Company desires to induce Executive to remain in the employee of the Company following a change of control to provide for continuity of management.

    NOW, THEREFORE, in consideration of the premises and of their mutual covenants expressed in this Agreement, the parties hereto make the following agreement, intending to be legally bound thereby:

    Section 1 - Definitions.

    Exchange Act - "Exchange Act" means The Securities Exchange
    Act  of 1934.

    Change in Control - "Change in Control" shall result if:

    Any person or group (as such terms are used in connection with Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) and 13(d)(5) under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the  Company's then  outstanding securities; or


    Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or

    During any period of 24 consecutive months, individuals who at the beginning of such period constitute the Board of Directors (including for this purpose any new director whose election or nomination for election by the company's stockholders was approved by a vote of a least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

    Notwithstanding the foregoing, no Trust Department or designated fiduciary or other trustee of such Trust Department of the Company or a subsidiary of the Company, or other similar fiduciary capacity of the Company with direct voting control of the stock shall be included or considered. Further, no profit-sharing, employee stock ownership, employee stock purchase and savings, employee pension, or other employee benefit plan of the corporation or any of its subsidiaries, and no Trustee of any such plan in its capacity as such Trustee, shall be included or considered.

    Code - "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

    Company - "Company" shall include The Wayne County National
    Bank of Wooster and any members of its Affiliated Group, over which Executive has managerial control, as that term is defined in Section 1504 of the Code, and shall include any predecessor corporations of the Company and its Affiliated Group.

    Board - "Board" shall mean the Board of Directors of Company.

    Section 2 - Term of Agreement.

    This Agreement shall be effective from the date of this Agreement to until the Agreement Termination Date, which is the earliest of:

    The tenth anniversary of the date of this Agreement;

    The date this Agreement is mutually rescinded;

    The date prior to a Change in Control on which the Executive's employment with the Company is terminated by death, retirement, disability, resignation, or dismissal for any reason;

    The date Executive is terminated for Good Cause (as hereinafter defined in Section 2C) after a Change in Control;

    The date which is five (5) years after a Change in Control.

    The date which Company, The Wayne County National Bank of
    Wooster, or any other member of its Affiliated Group, and over which Executive has managerial control, which is a depository institution which is insured by an agency for any state or the United States Federal Government:

    becomes insolvent: or has appointed any conservator or receiver; or is determined by an appropriate federal banking agency to be in a troubled condition, as defined in the applicable law and regulations governing the appropriate federal banking agency; or

    is assigned a composite rating of 4 or 5 by the appropriate federal banking agency or is informed in writing by the Federal Deposit Insurance Corporation that it is rated a 4 or 5 under the Uniform Financial Institution's Rating System of the Federal Financial Institutions Examination Council; or has initiated against it by the Federal Deposit Insurance Corporation a proceeding to terminate or suspend deposit insurance; or

    reasonably determines in good faith and with due care that the payments called for under this Agreement, or the obligations and promises assumed and made under this Agreement have become proscribed under applicable law or regulations. Provided, however, if such law or regulations apply prospectively only, or for some other reason do not apply to this Agreement, then this Agreement shall not be deemed by Company to be proscribed under this Subsection (f).

    This Agreement shall not change, alter or amend any rights which either Company or Executive may have in respect of the termination of the employment of Executive by Company prior to a Change in
     Control.   Nothing contained in this Agreement shall be  construed
    to create any  additional right or obligation of Executive to be
    employed by  Company.   If the employment of Executive by
    Company is terminated by Company  or by  Executive, for any reason whatsoever, prior to a Change in Control, Executive and Company shall have only such rights and obligations in respect of such termination as either of them would have had if this Agreement had not been effected.

    For purposes of this Agreement, the employment of Executive by Company shall be deemed to have been terminated for good cause only if such employment is terminated by Company by reason of Executive's; (i) dishonest conduct materially detrimental to Company; (ii) fraud with respect to the business or affairs of the Company; (iii) conviction of a felony; (iv) alcohol or illegal drug abuse; or (v) willful or material violation of any of the obligations imposed upon Executive under this Agreement, any employment contract between the Executive and the Company and any material Company policy.



    Section 3 - Reduction in Compensation Proscribed After a
    Change in Control.

    During the term of this Agreement as defined by Section 2 and after the date of a Change in Control, Executive shall receive as compensation, while still employed by Company, a salary at a rate no less than that in effect as of the change in Control, and shall in addition, be entitled to receive a bonus equal to at least the average of the last three years bonuses paid. In addition, during such period, the Company shall pay and provide for Executive at no cost to Executive, all of his then-current fringe benefits, including but not limited to health, disability, dental, life insurance club memberships, etc., all of which shall be at levels and amounts no less favorable than levels and amounts I n effect as of the Change of Control.

    Section 4 - Payment Upon Termination of Employment After a
    Change in Control.

    If during the term of this Agreement as defined by Section 2 and after the date of a Change of Control, Executive is discharged without good cause or Executive resigns because he has made a reasonable, objective determination, in good faith and with due care, that

    Executive has been demoted;

    The Company has materially reduced the compensation of Executive;

    The Company has altered Executive's principal place of employment away from a location which would be greater than thirty (30) miles from where Executive's place of employment existed at the time of alteration, or

    Company has materially reduced Executive's job title, status or responsibility;

    only then Company shall pay to Executive the benefits as provided for in Subsection C below.

    If Executive is discharged by Company other than for good cause and there is a Change of Control within two years of the discharge and during the term of this Agreement, then Company shall pay to Executive the benefits as provided for in Subsection C below.

    If Executive is entitled to benefits under Subsection A or Subsection B above, then during the benefit period, Company shall continue at no cost to Executive, Executive's coverage in Company's health, disability, dental, life insurance and club memberships at the same levels that had been provided immediately prior to his termination of employment, and shall also pay Executive a monthly payment in cash in the amount defined in Subsection D below, without interest. The first monthly cash payment shall be paid at the end of the first month commencing after the Executive's termination of employment in the case of a benefit entitlement under Subsection A above, and at the end of the first month commencing after the Change of Control in the case of a benefit entitlement under Subsection
    B above, and payments shall continue each consecutive month thereafter until 24 payments have been made, or until the benefit period has ended, if earlier. The benefit period shall commence on the date of termination of the Executive's employment or the date of the Change of Control, as the case may be and shall end on the earlier of:

    The last day of the 24th consecutive whole month thereafter, or

    The termination date of this Agreement as defined in Section 2(A).

    In the event Executive dies after benefits have commenced but before the end of the benefit period, then the remaining payments shall be paid to the person or persons as stated in the last designation of beneficiary concerning this Agreement signed by Executive and filed with Company, and if not, then to the personal representative of Executive.

    The amount of the monthly cash benefit shall be 8% of the sum of employee compensation (including bonuses) paid by Company to Executive in the last whole calendar year preceding Executive's termination of employment, as determined by the Company for federal income tax purposes and reported to Executive and Internal Revenue Service ("IRS"). Provided however, if the monthly payments required under this Agreement in such amount together with the other benefits provided for hereunder would be deemed by the IRS to result in an "Excess Parachute Payment," as that term is defined in Section 280G of the Code, then the amount of such monthly cash payments shall be reduced to the highest amount which will not result in the total of all benefits provided for hereunder being deemed by the IRS to result in an "Excess Parachute Payment," as that term is defined in
    Section  280G of the Code, rounded down to the nearest even
    +$10 MULTIPLE.

    Section 5 - Pension Payments.
    Nothing in this Agreement shall change any pension benefits or benefits from other qualified plans maintained by Company to
    which Executive  is otherwise entitled.   However, payments made
    under this Agreement pursuant to Section 4 shall not be considered compensation for purposes of the Company's pension plan or any other qualified retirement plan maintained by the Company.

    Section 6 - Right to Other Benefits.

    Nothing in this Agreement shall abridge, eliminate, or cause
    Executive to lose Executive's right or entitlement to any other Company benefit to which Executive may be entitled due to his status as an employee under any plan  or policy of Company on such terms and  conditions as are required of any employee under
    any plan or policy of  Company.   Further, nothing in this Agreement
    shall create in Executive any greater rights or  entitlements, except
    as specified in this Agreement.   The plans and policies referred to
    in this Section 6 include, but are not limited to, life insurance plan dental, disability or health insurance benefits, severance policies, club memberships, and accrued vacation pay.

    Section 7 - Protection of Business.

    Notwithstanding anything to the contrary contained elsewhere in this Agreement:

    Executive will not at any time (during or after employment with Company) divulge, disclose, reveal or communicate to any person, firm corporation, partnership, joint venture or other entity, directly or indirectly, any trade secrets or other information which Executive may have obtained during the course of his employment by Company in respect of any matters affecting or relating to the banking business of Company including, without limitation, any of its plan, policies, business practices, finances, methods of operation or other information known to Executive to be historically considered by Company to be confidential information.

    In addition to any action for damages, the restrictions on competition and other restrictions imposed upon Executive under this Section 7 of this Agreement may be enforced by Company by an action for an injunction, it being agreed that (in view of the general practical difficulty of determining by computation or legal proof the exact amount of damages, if any, resulting to Company from a violation by Executive of the provisions of this Section 7) that there would be no adequate remedy at law for any breach by Executive of any such restriction.]

    The obligations imposed upon Executive by the Section 7 shall survive the termination of this Agreement pursuant to Section 2 hereof.

    Section 8 - Arbitration.

    The parties hereto agree to arbitrate any issue, misunderstanding, disagreement or dispute in connection with the terms in effect in this Agreement in accordance with the Rules of the American Arbitration Association, before one arbitrator mutually agreeable to the parties hereto. If after two weeks Executive determines that Company and Executive have been unable to agree upon one arbitrator, then Executive may appoint one arbitrator and require Company to appoint a second arbitrator. Whereupon, the two appointed arbitrators shall appoint a third arbitrator mutually agreeable to them. Company and Executive shall be mutually and equally responsible for the costs and expenses associated with arbitration. The arbitration shall occur in Wooster, Ohio, or such other place as mutually agreed upon.


    Section 9 - Notices and Payments

    All payments required or permitted to be made under the provisions of this Agreement, and all notices and other communications required or permitted to be given or delivered under this Agreement to Company or to Executive, which notices or communications must be in writing, shall be deemed to have been given if delivered by hand, or mailed by first-class mail, addressed as follows:

    If to Company:

    Wayne Bancorp, Inc.

    112 West Liberty Street

    Wooster, Ohio  44691

    Attention: Chairman of the Board of Directors

    If to Executive:

    Jimmy D. Vaughn

    876 E. Moreland Road

    Wooster, Ohio  44691

    Company or Executive may, by notice given to the other from time to time and at any time, designate a different address for making payments required to be made, and for the giving of notices or other communications required or permitted to be given, to the party designating such new address.

    Section 10 - Payroll Taxes.

    Any payment required or permitted to be made or given to Executive under this Agreement shall be subject to the withholding and other requirements of applicable laws, and to the deduction requirements of any benefit plan maintained by Company in which Executive is a participant, and to all reporting, filing and other requirements in respect of such payments, and Company shall use it best efforts promptly to satisfy all such requirements.

    Section 11 - Governing Law.

    This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio and the parties hereto consent to the jurisdiction of the Courts of the State of Ohio and Wayne County and the Federal District Courts in and for Wayne County in connection with this Agreement.

    Section 12 - Duplicate Originals.

    This Agreement may be executed in one or more counter parts, each of which shall be deemed to be a duplicate original, but all of which, taken together, shall constitute a single instrument.

    Section 13 - Captions.

    The captions contained in this Agreement are included only for Convenience of reference and do not define, limit, explain or modify this Agreement or its interpretations, construction or meaning and are in no way to be construed as a part of this Agreement.

    Section 14 - Severability.

    If any provision of this Agreement or the application of any provision to any person or any circumstances shall be determined to be invalid or unenforceable, such provision or portion thereof shall nevertheless be effective and enforceable to the extent determined reasonable. Such determination shall not affect any other provision of this Agreement or the application of said provision to any other person or circumstance, all of which other provisions shall remain in full force and effect, and it I s the intention of company and Executive that if any provision of this Agreement is susceptible of two or more constructions, one of which would render the provision unenforceable, then the provisions shall have the meaning which renders it enforceable.

    Section 15 - Number and Gender.

    When used in this Agreement, the number and gender of each pronoun shall be construed to be such number and gender as the context, circumstances or its antecedent may require.

    Section 16 - Successor and Assigns.

    This Agreement shall inure to the benefit of and be binding upon the successors and assigns (including successive, as well as immediate, successors and assigns) of Company; provided, however, that Company may not assign this Agreement or any of its rights or obligations hereunder to any party other than a corporation which succeeds to substantially all of the business and assets of Company by merger, consolidation, sale of assets or otherwise. This Agreement shall inure to the benefit of and be binding upon the successor and assigns (including successive, as well as immediate, successors and assigns) of Executive; provided, however, that the right of Executive under this
     Agreement may be assigned only to his personal representative or trustee or by will or pursuant to applicable laws of descent and distribution.


    In WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on and to be effective on October 7, 1998.


    In the Presence of:

    /s/ Jimmy D. Vaughn
       Executive


    In the Presence of:

    /s/David L. Christopher
      Wayne Bancorp, Inc.